Exhibit 99.1

Soulpower Acquisition Corporation Announces the Separate Trading of its Class A Ordinary Shares and Rights, Commencing May 23, 2025

New York, NY, May 22, 2025 — Soulpower Acquisition Corporation (NYSE: SOULU) (the “Company”) announced today that, commencing May 23, 2025, holders of the units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares and rights included in the units. The Class A ordinary shares and rights that are separated will trade on the New York Stock Exchange under the symbols “SOUL” and “SOULR,” respectively. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “SOULU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Soulpower Acquisition Corporation

Soulpower Acquisition Corporation is a special purpose acquisition company incorporated under the laws of Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution but will focus on insurance services, retirement savings and other related financial services.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Soulpower Acquisition Corporation
Justin Lafazan
justin@soulpowerhq.com